Exhibit 10.2

AMENDMENT #1 TO THE EQUITY PURCHASE AGREEMENT, NOTE, WARRANT, AND REGISTRATION RIGHTS AGREEMENT ENTERED INTO ON AUGUST 11, 2017

THIS AMENDMENT #1 to the EPA (as defined below), Note (as defined below), Warrant (as defined below), and RRA (as defined below) (the “Amendment”) is made effective as of September 15, 2017 (the “Effective Date”), by and between Flitways Technology, Inc., Nevada corporation (the “Company”), and L2 Capital, LLC, a Kansas limited liability company (the “Holder”) (collectively the “Parties”).

BACKGROUND

A.

The Company entered into that certain equity purchase agreement (the “EPA”), convertible promissory note in the principal amount of $57,500.00 (the “Note”), registration rights agreement (the “RRA”), and warrant (the “Warrant”) with the Holder on August 11, 2017.

B.

The Company and Holder desire to amend the EPA, Note, RRA, and Warrant (collectively the “Documents”) as set forth expressly below.

NOW THEREFORE, in consideration of the execution and delivery of the Amendment and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties agree as follows:

1.

All references to “$57,500.00” in the Documents shall be replaced with “$115,000.00”.

2.

All references to “$1,000,000.00” in the Documents shall be replaced with “$2,000,000.00”, except with respect to Section 3.19 of the Note.

3.

All references to “One Million Dollars” in the Documents shall be replaced with “Two Million Dollars”.

4.

All references to “5,000,000” in the Warrant shall be replaced with “10,000,000”.

5.

The definition of Commitment Note in the EPA shall be replaced with the following:

“Commitment Note” shall mean the 8% convertible promissory note in the principal amount of $115,000.00, attached as Exhibit C hereto, issued by the Company to the Investor on August 11, 2017.

5.

The definition of Warrant in the EPA shall be replaced with the following

“Warrant” shall mean the warrant to purchase 10,000,000 shares of the Company’s Common Stock, attached as Exhibit E hereto, issued by the Company to the Investor on August 11, 2017.

6.

This Amendment shall be deemed part of, but shall take precedence over and supersede any provisions to the contrary contained in the Documents, as applicable. Except as specifically modified hereby, all of the provisions of the Documents, as applicable, which are not in conflict with the terms of this Amendment, shall remain in full force and effect.

IN WITNESS WHEREOF, the parties hereto have executed this Amendment as of the date first above written.

Flitways Technology, Inc. By: /s/ Tobi Mac Aro Name: Tobi Mac Aro Title: Chief Executive Officer	L2 Capital, LLC By: /s/ Adam Long Name: Adam Long Title: Managing Partner

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